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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Websense, Inc. 2000 Stock Incentive Plan, the Websense, Inc. 2000 Employee Stock Purchase Plan and the Websense, Inc. Stock Option Agreements of our report dated January 17, 2003, with respect to the consolidated financial statements and schedule of Websense, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP
                                        -----------------------------
                                        San Diego, California
                                        June 12, 2003